Exhibit 99.1

Kiora Pharmaceuticals Appoints Erin Parsons to its Board of Directors; Stephen From to Retire from Board

SALT LAKE CITY, UT, Feb 1, 2022 – Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX), (“Kiora” or the “Company”) announced today the appointment of Erin Parsons as a new independent Director of its Board of Directors (the “Board”). Separately, the Executive Chairman, Stephen From, has informed Kiora of his voluntary resignation from the Board. These changes are effective immediately.

“I am pleased to welcome Erin Parsons to our Board of Directors,” said Brian M. Strem, Ph.D, President and CEO of Kiora. “Erin brings extensive commercial and strategic expertise in eyecare, a critical and complementary perspective as we continue to dedicate efforts to develop therapeutics for eventual commercial successes.”

“This is an exciting time to join Kiora’s Board,” said Erin Parsons. “Their pipeline includes KIO-301, a photo-switching small molecule drug that has the potential to restore vision in blindness caused by retinal degeneration. This could be game-changing to patients suffering from a rare form of blindness called Retinitis Pigmentosa. Additionally, KIO-101, a proven next-generation anti-inflammatory may provide a novel approach to addressing ocular surface disease in rheumatoid arthritis patients. I look forward to working with the entire Board and leadership team to further advance these promising therapeutics.”

Erin Parsons’ extensive knowledge, experience, and network in the eyecare industry bring to the Company a broad understanding of the unmet needs in ophthalmic diseases in the front and back of the eye. During her career, she participated in the commercialization of XIIDRA®, OXERVATE®, LUCENTIS®, BEOVU®, DUREZOL®, ZIRGAN®, among others. In 2010 she founded Parsons Medical Communications where she currently serves as President. This leading agency provides scientific and strategic consulting to small and large companies in the ophthalmic space. Click here to read her full bio.

Stephen From served as Kiora’s Executive Chairman since early 2021, and previously served as Kiora’s (under the former name of EyeGate Pharmaceuticals, Inc.) President, CEO and Director since 2005. Kiora’s Board accepted Stephen From’s voluntary resignation to pursue other activities. Paul Chaney, Kiora’s current Lead Independent Director, will be assuming the role of Chairman of the Board.

“On behalf of the Company and all our stakeholders, I would like to thank Stephen From for his hard work, dedication and contributions over the years,” added Dr. Strem. “I’m confident of his future endeavors, and I’m deeply appreciative of his focus on making Kiora a successful organization with a first-in-class therapeutic pipeline.”

[The registered trademarks mentioned above are the property of: XIIDRA, DUREZOL® and BEOVU® (Novartis), OXERVATE® (Dompe), LUCENTIS® (Genentech/Roche) and ZIRGAN® (Bausch + Lomb)].

About Kiora

Kiora is a clinical-stage biotechnology company developing and commercializing products for treating ophthalmic diseases. KIO-301 is a molecular photoswitch that has the potential to restore light perception in patients with inherited and/or age-related retinal degeneration. KIO-101 is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase (“DHODH”) with best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release) designed to overcome the off-target side effects and safety issues associated with other DHODH inhibitors. In addition, Kiora is developing KIO-201, a modified form of the natural polymer hyaluronic acid, designed to accelerate corneal wound healing. For more information, please visit www.kiorapharma.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora’s products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, market and other conditions and certain risk factors described under the heading “Risk Factors” contained in Kiora’s Annual Report on Form 10-K filed with the SEC on March 25, 2021 or described in Kiora’s other public filings. Kiora’s results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Contact

Francina Agosti, Ph.D

(617) 546-0742

fagosti@reportablenews.com